Exhibit 10.3

PREPARED BY AND UPON
RECORDATION RETURN TO:
Hunton & Williams LLP
200 Park Avenue
New York, NY 10166
Attention: Peter Mignone, Esq

Tax Parcels: 334-H- 190; 265-J-10; 334-H-100; 265-E-1; 265-E-50; 265-K-60; 265-J-25; 265-E-100; 265-E-125; 334-H-60; and 334-H-80

IREIT PITTSBURGH SETTLERS RIDGE, L.L.C.,
a Delaware limited liability company, as mortgagor

(Borrower)

to

METROPOLITAN LIFE INSURANCE COMPANY, as mortgagee

(Lender)

__________________________________________

OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

__________________________________________

Dated:	Dated as of November 23, 2015, made effective as of December 3, 2015
Location:	200 Settlers Ridge Center Drive Pittsburgh, Pennsylvania
County:	Allegheny

.

Open-end MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is dated as of November 23, 2015, but made effective as of December 3, 2015, by IREIT PITTSBURGH SETTLERS RIDGE, L.L.C., a Delaware limited liability company, having its principal place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523, as mortgagor (“Borrower”) for the benefit of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, having an address at 10 Park Avenue, Morristown, New Jersey 07962, as mortgagee (“Lender”).

W I T N E S S E T H:

WHEREAS, this Security Instrument is given to secure a loan (the “Loan”) in the principal sum of SEVENTY-SIX MILLION FIVE HUNDRED THIRTY-TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($76,532,500.00) or so much thereof as may be advanced pursuant to that certain Loan Agreement dated as of the date hereof between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement) and evidenced by that certain Promissory Note dated the date hereof made by Borrower to Lender (such Note, together with all extensions, renewals, replacements, restatements or modifications thereof being hereinafter referred to as the “Note”);

WHEREAS, Borrower desires to secure the payment of the Debt and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents; and

WHEREAS, this Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument, the Assignment of Leases and all other documents evidencing or securing the Debt or delivered in connection with the making of the Loan are hereinafter referred to collectively as the “Loan Documents”).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in the Loan Documents:

Article 1 - GRANTS OF SECURITY

Section 1.1          Property Mortgaged. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender and its successors and assigns the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a)             Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b)            Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c)             Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d)            Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e)             Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to Tenants under Leases except to the extent that Borrower shall have any right or interest therein;

(f)             Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Borrower which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which Tenants are entitled to remove pursuant to Leases except to the extent that Borrower shall have any right or interest therein;

(g)            Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code as hereinafter defined), other than Fixtures, which are now or hereafter owned by Borrower and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(h)            Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(i)              Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(j)              Insurance Proceeds. All proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(k)            Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(l)              Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(m)          Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the occurrence of any default hereunder or under any other Loan Document, to receive and collect any sums payable to Borrower thereunder;

(n)            Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property (excluding however the name "Inland" and any mark registered to The Inland Group, Inc., or any of its affiliates);

(o)            Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including, without limitation, all accounts, escrows, reserves, deposits and impounds established or maintained pursuant to the Loan Agreement and the other Loan Documents (collectively, the “Accounts”); together with all deposits or wire transfers made to such accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(p)            Proceeds. All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether cash, liquidation or other claims or otherwise; and

(q)            Other Rights. Any and all other rights of Borrower in and to the items set forth in subsections (a) through (p) above.

AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Borrower expressly grants to Lender, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures are collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and mortgaged hereby.

Section 1.2          Assignment of Rents. Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Assignment of Leases and Sections 7.1(c) and 7.1(d) of this Security Instrument, Lender grants to Borrower a revocable license to collect, receive, use and enjoy the Rents. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

Section 1.3          Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (hereinafter defined), a security interest in all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to or under the Fixtures, the Equipment, the Personal Property and other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). The foregoing sentence is intended to grant in favor of Lender a first priority continuing lien and security interest in all of Borrower’s assets. Borrower hereby authorizes Lender and its counsel to file UCC financing statements in form and substance satisfactory to Lender, describing the collateral thereunder as “all assets of the Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof, including, without limitation, all fixtures on the Land”, or words to that effect, notwithstanding that such collateral description may be broader in scope than the Collateral described in this Security Instrument. If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender after the occurrence of an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) reasonably acceptable to Lender. Borrower shall pay to

Lender on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence of an Event of Default. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least ten (10) business days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. The principal place of business of Borrower (Debtor) is as set forth on page one hereof and the address of Lender (Secured Party) is as set forth on page one hereof.

Section 1.4          Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, described or referred to in this Security Instrument, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement (with Borrower as debtor and Lender as secured party) filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5          Pledges of Monies Held. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender or on behalf of Lender in connection with the Loan, including, without limitation, any sums deposited in the Accounts and Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Security Instrument, the Loan Agreement or the other Loan Documents.

Section 1.6          Characterization of Property. The grant of a security interest to Lender in this Security Instrument shall not be construed to limit or impair the lien of this Security Instrument or the rights of Lender with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

Section 1.7          Protection Against Purchase Money Security Instruments. It is understood and agreed that in order to protect Lender from the effect of Section 9-334 of the UCC, as amended from time to time and as enacted in the State, in the event that Borrower intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

(a)             Before executing any security agreement or other document evidencing or perfecting the security interest, Borrower shall obtain the prior written approval of Lender. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

(b)            Borrower shall pay all sums and perform all obligations secured by the security agreement. A default by Borrower under the security agreement shall constitute a default under this Security Instrument. If Borrower fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Lender, at its option, may pay the secured amount and Lender shall be subrogated to the rights of the holder of the purchase money security interest.

(c)             Lender shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

(d)            The provisions of subparagraphs (b) and (c) of this Section 1.7 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Security Instrument in a manner satisfactory to Lender.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Borrower’s obligation to indemnify and hold harmless Lender pursuant to the provisions hereof shall survive any such payment or release.

Article 2 - DEBT AND OBLIGATIONS SECURED

Section 2.1          Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.

Section 2.2          Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (collectively, the “Other Obligations”):

(a)             the performance of all other obligations of Borrower contained herein;

(b)            the performance of each obligation of Borrower contained in the Loan Agreement and any other Loan Document; and

(c)             the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 2.3          Debt and Other Obligations. Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”

Article 3 - BORROWER COVENANTS

Borrower covenants and agrees that:

Section 3.1          Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.

Section 3.2          Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein. In the event of any conflict between the provisions of this Security Instrument and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall control.

Section 3.3          Insurance. Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement.

Section 3.4          Maintenance of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, Tenant finish and refurbishment of the Improvements) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty or become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall complete and pay for any structure at any time in the process of construction or repair on the Land.

Section 3.5          Waste. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6          Payment for Labor and Materials. (a) Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and not permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof. In any event Borrower shall not permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof and the Permitted Encumbrances.

(b)            After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Borrower and from the Property or Borrower shall have paid all of the Labor and Material Costs under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with (A) all applicable Legal Requirements and (B) the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (vi) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.

Section 3.7          Performance of Other Agreements. Borrower shall observe and perform each and every term, covenant and provision to be observed or performed by Borrower pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 3.8          Change of Name, Identity or Structure. Borrower shall not change Borrower’s name, identity (including its trade name or names) or, if not an individual, Borrower’s corporate, partnership or other structure without first (a) notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change, (b) taking all action required by Lender for the purpose of perfecting or protecting the lien and security interest of Lender and (c) in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender. Borrower shall promptly notify Lender in writing of any change in its organizational identification number. If Borrower does not now have an organizational identification number and later obtains one, Borrower shall promptly notify Lender in writing of such organizational identification number. Borrower shall authorize, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

Article 4 - OBLIGATIONS AND RELIANCES

Section 4.1          Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 4.2          No Reliance on Lender. The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 4.3          No Lender Obligations. (a) Notwithstanding the provisions of subsections 1.1(h), (m) and (n) or Section 1.2, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b)            By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 4.4          Reliance. Borrower recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article IV of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Article IV of the Loan Agreement.

Article 5 - FURTHER ASSURANCES

Section 5.1          Recording of Security Instrument, etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.2          Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements (including, without limitation, initial financing statements and amendments thereto and continuation statements) with or without the signature of Borrower as authorized by applicable law, to evidence more effectively the security interest of Lender in the Property. Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto and continuation statements, if filed prior to the date of this Security Instrument. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 5.2. To the extent not prohibited by applicable law, Borrower hereby ratifies all acts Lender has lawfully done in the past or shall lawfully do or cause to be done in the future by virtue of such power of attorney.

Section 5.3          Changes in Tax, Debt, Credit and Documentary Stamp Laws. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable without payment of any Prepayment Fee.

(b)            Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable without penalty or Prepayment Fee.

(c)             If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 5.4          Splitting of Security Instrument. This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, in such denominations as Lender shall otherwise determine in its sole discretion, each of which shall cover all or a portion of the Property to be more particularly described therein; provided, however, that in creating such new notes and security instruments Borrower shall not be required to modify (i) the initial weighted average interest payable under the Note, (ii) the stated maturity of the Note, (iii) the aggregate amortization of principal of the Note, (iv) any other material term of the Loan, or (v) any rights or obligations of Borrower under the Loan Documents in any material respect. To that end, Borrower, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of the Note, and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be required by Lender.

Section 5.5          Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

Article 6 - DUE ON SALE/ENCUMBRANCE

Section 6.1          Lender Reliance. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

Section 6.2          No Transfer. Borrower shall not permit or suffer any Transfer to occur, unless specifically permitted by the Loan Agreement or unless Lender shall consent thereto in writing, which consent may be granted or withheld in Lender’s sole and absolution discretion.

Section 6.3          Lender’s Rights. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent. This provision shall apply to every Transfer, other than any Transfer permitted pursuant to the Loan Agreement, regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

Article 7 - RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1          Remedies. Upon the happening and during the continuance of an Event of Default, the Debt shall, at the option of Lender, become immediately due and payable, without further notice or demand, and Lender may suspend any or all performance required of Lender under the Loan Documents and may undertake any one or more of the following remedies:

(a)             Foreclosure. Institute a foreclosure action in accordance with the law of the state where the Real Property is located, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Lender may proceed to final judgment and execution for the amount of the Debt owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Lender is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Lender; and/or

(b)            Power of Sale. Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for the Lender to sell the Property either as a whole or in separate parcels as Lender may determine at public sale or sales to the highest bidder for cash, in order to pay the Debt. If the Property is sold as separate parcels, Lender may direct the order in which the parcels are sold. Lender shall deliver to the purchaser a deed or deeds without covenant or warranty, express or implied. Lender may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law; and/or

(c)             Entry. Enter into possession of the Property, lease the Improvements, collect all Rents and, after deducting all costs of collection and administration expenses, apply the remaining Rents in such order and amounts as Lender, in Lender’s sole discretion, may elect to the payment of Taxes, operating costs, costs of maintenance, restoration and repairs, Insurance Premiums and other charges, including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers, and in reduction of the Debt; and/or

(d)            Receivership. Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and apply them as the appropriate court may direct. Lender shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Borrower or any Guarantor. Borrower and Guarantor shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any of the Rents by Lender or any receiver shall not affect or cure any Event of Default.

Section 7.2          Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

Section 7.3          Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period beginning on the date of notice from Lender to Borrower that such cost or expense was incurred and ending on the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 7.4          Actions and Proceedings. Lender has the right, in its own name or in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 7.5          Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 7.6          Examination of Books and Records. At reasonable times and upon reasonable notice, Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower which reflect upon its financial condition, at the Property or at any office regularly maintained by Borrower where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower where the books and records are located. Except during the continuance of an Event of Default, the foregoing shall be at Lender’s sole cost and expense. This Section 7.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

Section 7.7          Other Rights, Etc. (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b)            It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

(c)             Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.8          Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 7.9          Violation of Laws. If the Property is not in material compliance with Legal Requirements, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 7.10       Recourse and Choice of Remedies. Notwithstanding any other provision of this Security Instrument or the Loan Agreement, including, without limitation, Section 12.22 of the Loan Agreement, Lender and other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of Borrower, any guarantor and indemnitor contained in Sections 8.2 and 8.3 herein and Section 9.2 of the Loan Agreement without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Lender commences a foreclosure action against the Property, Lender is entitled to pursue a deficiency judgment with respect to such obligations against Borrower and any guarantor or indemnitor with respect to the Loan. The provisions of Sections 8.2 and 8.3 herein and Section 9.2 of the Loan Agreement are exceptions to any non-recourse or exculpation provisions in the Loan Agreement, the Note, this Security Instrument or the other Loan Documents, and Borrower and any guarantor or indemnitor with respect to the Loan are fully and personally liable for the obligations pursuant to Sections 8.2 and 8.3 herein and Section 9.2 of the Loan Agreement. The liability of Borrower and any guarantor or indemnitor with respect to the Loan pursuant to Sections 8.2 and 8.3 herein and Section 9.2 of the Loan Agreement is not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Lender from foreclosing or exercising any other rights and remedies pursuant to the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower pursuant to Sections 8.2 and 8.3 herein and Section 9.2 of the Loan Agreement, whether or not action is brought against any other Person or whether or not any other Person is joined in the action or actions. In addition, Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in the Environmental Indemnity.

Section 7.11       Right of Entry. Upon reasonable notice to Borrower and subject to the rights of Tenants, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

Section 7.12       Lender’s Right to Perform Borrower’s Obligations. Borrower agrees that, if Borrower fails to perform any act or to pay any money which Borrower is required to perform or pay under the Loan Documents, Lender may make the payment or perform the act at the cost and expense of Borrower and in Borrower’s name or in its own name. Any money paid by Lender under this Section 7.12 shall be reimbursed to Lender in accordance with Section 11.3 of the Loan Agreement.

Article 8 - INDEMNIFICATION

Section 8.1          General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, and the Note, the Loan Agreement, this Security Instrument, or any other Loan Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Loan Agreement or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form  1099-S, Proceeds from Real Estate Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any Indemnified Party of the provisions of this Article 8; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (1) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower which may be payable in connection with the funding of the Loan; or (m) any material misrepresentation made by Borrower in this Security Instrument or any other Loan Document; provided, however, Borrower shall not be responsible for any such Losses caused solely by the gross negligence or intentional misconduct of the Indemnified Parties. Any amounts payable to Lender by reason of the application of this Section 8.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Article 8, the term “Indemnified Parties” means Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

Section 8.2          Mortgage and/or Intangible Tax. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 8.3          ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole and absolute discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.8 or 5.2.11 of the Loan Agreement.

Section 8.4          Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Borrower and any Indemnified Party and Borrower and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Borrower, such Indemnified Party shall have the right to select separate counsel, at the cost and expense of Borrower, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Article 9 - WAIVERS

Section 9.1          Waiver of Counterclaim. To the extent permitted by applicable law, Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.

Section 9.2          Marshalling and Other Matters. To the extent permitted by applicable law, Borrower hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

Section 9.3          Waiver of Notice. To the extent permitted by applicable law, Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 9.4          Waiver of Statute of Limitations. To the extent permitted by applicable law, Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.[1]

[1] Note to Borrower: The enforceability of this waiver can be carved out of the enforceability opinion.

Section 9.5          Survival. The indemnifications made pursuant to Section 8.3 herein and the representations and warranties, covenants, and other obligations arising under the Environmental Indemnity, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.

Article 10 - EXCULPATION

The provisions of Section 12.23 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

Article 11 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 12.6 of the Loan Agreement.

Article 12 - APPLICABLE LAW

Section 12.1       GOVERNING LAW. (a) THIS SECURITY INSTRUMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

Section 12.2       Usury Laws. Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

Section 12.3       Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

Article 13 - DEFINITIONS

All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

Article 14 - MISCELLANEOUS PROVISIONS

Section 14.1       No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 14.2       Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 14.3       Inapplicable Provisions. If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.

Section 14.4       Headings, etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 14.5       Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 14.6       Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower’s obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

Section 14.7       Entire Agreement. The Note, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.

Section 14.8       Limitation on Lender’s Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the Tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any Tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”

Section 14.9       Joint and Several. If more than one Person has executed this Security Instrument as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 14.10   No Waiver. No single or partial exercise by Lender, or delay or omission in the exercise by Lender, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Lender shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law.

Article 15 - STATE-SPECIFIC PROVISIONS

Section 15.1       Principles Of Construction. In the event of any inconsistencies between the terms and conditions of this Article 15 and the other terms and conditions of this Security Instrument, the terms and conditions of this Article 15 shall control and be binding.

Section 15.2       Open-End Mortgage. This Security Instrument is an Open-End Mortgage as defined in Section 8143(f) of Title 42 of the Pennsylvania Consolidated Statutes, and as such, is entitled to the benefits of 42 PA. C.S.A. § 8143 et seq. (the “Act”) and shall secure future advances. The parties to this Security Instrument intend that, in addition to any other debt or obligations secured hereby, this Security Instrument shall secure unpaid balances of future advances made after this Security Instrument is left for record with the Recorder’s Office of the Counties in Pennsylvania in which the Property is located. The maximum amount of indebtedness (as defined in 42 PA. C.S.A. § 8143) that may be outstanding at any time and secured hereby is $153,065,000.00, plus accrued and unpaid interest thereon. In addition to the obligations of Borrower with respect to such loan indebtedness and interest, this Security Instrument secures unpaid balances of advances made with respect to the Property for the payment of taxes, assessments, maintenance charges, insurance premiums and costs incurred for the protection of the Property or the lien of this Security Instrument, and costs and expenses, including attorneys’ fees, court costs and disbursements, incurred by Lender by reason of default by Borrower under the Note, the Loan Agreement, this Security Instrument or the other Loan Documents.

Notices pursuant to the Act shall be delivered to:

Metropolitan Life Insurance Company
10 Park Avenue, 3rd Floor
PO Box 1902
Morristown, New Jersey 07962
Attention: Senior Managing Director, Real Estate Investments
Facsimile No. (973) 355-4430

With a copy to:

Metropolitan Life Insurance Company
10 Park Avenue, 3rd Floor
PO Box 1902
Morristown, New Jersey 07962
Attention: Associate General Counsel, Real Estate Investments
Facsimile No. (973) 355-4920

Section 15.3            Remedies. The text of Section 7.1 of this Security Instrument entitled “REMEDIES” is hereby deleted and the following is substituted therefor:

Upon the occurrence and continuance of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a)             Lender may declare the entire unpaid principal balance of the Note to be due and payable immediately, whereupon the obligations secured hereby shall become immediately due and payable. Thereafter, the default may be cured only by the payment of the entire Debt.

(b)            Lender may (i) institute and maintain an action of mortgage foreclosure against any of the Property through judicial proceedings pursuant to the applicable statutes, ordinances, or rules of civil procedure, (ii) institute and maintain an action on the obligations secured hereby, (iii) have judgment entered pursuant to any power to confess judgment contained in this Security Instrument, (iv) sell or cause to be sold any of the Property at public sale, and convey the same to the purchaser in accordance with said statutes in a single parcel or in several parcels at the option of Lender, or (v) take such other action at law or in equity for the enforcement of any document evidencing or securing the obligations secured hereby as the law may allow. Lender may proceed in any such action to final judgment and execution thereon for all sums due under Subsection (a) of this Section 8.1, together with interest on such sums as provided in the Note and the Loan Agreement, all costs of suit and a reasonable attorneys’ commission for fees and expenses actually incurred. To the extent permitted by law, interest at a rate equal to the Default Rate shall be due on any judgment obtained by Lender from the date of judgment until actual payment is made of the full amount of the judgment by the Sheriff or otherwise.

(c)             Lender may, without releasing Borrower from any obligation under any document evidencing or securing the obligations secured hereby or under any lease or waiving any default: (i) collect any or all of the rents, including any rents past due and unpaid, (ii) perform any obligation or exercise any right or remedy of Borrower under any lease, or (iii) enforce any obligation of any tenant of any of the Property. Lender shall not be obligated to do any of the foregoing, even if Lender may have performed any obligation or exercised any remedy of landlord or have enforced any obligation of a tenant. Lender may exercise any right under this subsection (c) whether or not Lender shall have entered into possession of any of the Property, and nothing contained herein shall be construed as constituting Lender a “mortgagee in possession” unless Lender shall have entered into and shall remain in actual possession of the Property. Borrower hereby authorizes and instructs each and every present and future tenant of any of the Property to pay all rents directly to Lender and to perform all other obligations of that tenant for the direct benefit of Lender as if Lender were the landlord under the lease with that tenant immediately upon receipt of a demand by Lender to make such payment or perform such obligations. No tenant shall have any responsibility to ascertain whether such demand is permitted hereunder or whether an Event of Default shall have occurred; Borrower hereby waives any right, claim or demand it may now or hereafter have against any such tenant by reason of such payment of rents or performance of obligations to Lender; and any such payment or performance to Lender shall discharge the obligations of the tenant to make such payment or performance to Borrower. Borrower agrees to indemnify Lender and hold Lender harmless from any and all liability under any lease and from any and all claims and demands which may be asserted against Lender by reason of any alleged obligations to perform any provision of any lease, except as to Lender’s own negligence or willful misconduct.

(d)            Lender may, without releasing Borrower from any obligation under any document evidencing or securing the obligations secured hereby or under any lease or waiving any default, enter upon and take possession of any of the Property, with or without legal action and by force if necessary, or upon any proper action being commenced for the foreclosure of this Security Instrument, have a receiver appointed without proof of depreciation or inadequacy of the value of the Property or other security or proof of the insolvency of Borrower. Lender or said receiver may manage and operate any of the Property; make, cancel, enforce or modify leases; obtain and evict tenants; establish or change the amount of any rents; and perform any acts which Lender deems proper to protect the security of this Security Instrument. After deduction of all costs and expenses of operation and management of the Property and of collection of the rents (including reasonable attorneys’ fees actually incurred, administration expenses, management fees and brokers’ commissions), Lender may apply the rents received by Lender to the payment of any or all of the following, in such order and amounts as Lender, in its sole discretion, may elect: liens on any of the Property, taxes, claims, insurance premiums, other carrying charges, invoices of persons who have supplied goods or services to or for the benefit of any of the Property, costs and expenses of maintenance, repair, restoration, alteration or improvement of any of the Property, costs and expenses of maintenance, repair, restoration, alteration or improvement of any of the Property, or any amount outstanding on the obligations secured hereby. Lender may, in its sole discretion, determine the method by which, and extent to which, the rents will be collected and obligations of tenants enforced; and Lender may waive or fail to enforce any right or remedy of the landlord under a lease. Lender shall not be accountable for any rents or other sums it does not actually receive. Borrower hereby appoints Lender as its attorney-in-fact to perform all acts which Borrower is required or permitted to perform under any and all leases.

(e)             Lender may enter upon and take possession of the Property, with or without legal action, and by force if necessary, collect therefrom all rentals (which term shall also include sums payable for use and occupation) and, after deducting all costs of collection and administration expense, apply the net rentals to any one or more of the following items in such manner and in such order of priority as Lender, in Lender’s sole discretion, may elect: the payment of any sums due under any prior lien, taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, and to the maintenance, repair or restoration of the Property, or on account of the Debt; in and for that purpose Borrower hereby assigns to Lender all rentals due and to become due under any lease or leases or rights to use and occupation of the Property hereafter created, as well as all rights and remedies provided in such lease or leases or at law or in equity for the collection of the rentals.

(f)             Intentionally omitted.

(g)            any time before the expiration of sixty (60) days after Lender acquires legal title to the Property by any transfer pursuant to the exercise of a remedy hereunder or otherwise, even though Lender shall have enforced such lease, collected rents thereunder or taken any action that might be deemed by law to constitute an affirmance of the lease. Such disaffirmance shall be made by notice addressed to the tenant at the Property or, at Lender’s option, such other address of the tenant as may be provided in that tenant’s lease.

(h)            Lender may take possession of any of the Property constituting personal property and may sell such property pursuant to the provisions of the applicable Uniform Commercial Code and exercise such other rights and remedies with respect to such property as may be provided by said Code.

(i)              Lender may apply on account of the obligations secured hereby the balance of the accumulated installment payments made by Borrower for taxes, water and sewer rents and insurance premiums, and all other items for which Lender has made payment, as set forth herein.

(j)              Upon the acceleration of the maturity of the obligations secured hereby as herein provided, a tender of payment of the amount necessary to satisfy the entire Debt made at any time prior to foreclosure sale by Borrower, its successors or assigns, shall, to the extent permitted by law, constitute an evasion of the prepayment terms of the obligations secured hereby and be deemed to be a voluntary prepayment thereunder, and Lender shall not be obligated to accept any such tender of payment unless such tender of payment includes the additional prepayment premium required under the terms of the prepayment privilege, if any, contained in the Note and the Loan Agreement.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 8.1 to the contrary, if any Event of Default as described in Subsection 10.1(f) of the Loan Agreement shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

Section 15.4            Commercial Loan. Borrower represents and warrants that the Debt included as obligations secured by this Security Instrument was obtained solely for the purpose of carrying on or acquiring a business or commercial investment and not for residential, consumer or household purposes.

Section 15.5            Construction Mortgage. This Security Instrument is intended to be a Construction Mortgage within the meaning of 13 Pa. C.S.A. § 9313(a).

Section 15.6       Power of Attorney. LENDER AGREES THAT THE POWER OF ATTORNEY GRANTED BY BORROWER TO LENDER UNDER THIS SECURITY INSTRUMENT SHALL ONLY BE EXERCISED UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF EVENT OF DEFAULT. BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT BORROWER’S REASONABLE EXPECTATION WITH RESPECT TO THE AUTHORIZATION GRANTED PURSUANT TO ANY POWER OF ATTORNEY HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IS THAT LENDERS OR THEIR ATTORNEYS MAY SEEK TO FORECLOSE ON COLLATERAL AND TAKE ANY OTHER ACTIONS WITH RESPECT TO THE EXERCISE OF LENDERS’ RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS.  BORROWER HEREBY WAIVES ALL OTHER DUTIES OF LENDER THAT MAY ARISE UNDER 20 PA. C.S.A. §5601.3(b).  BORROWER HEREBY REMISES, RELEASES, AND FOREVER DISCHARGES, AND WAIVES ALL CLAIMS, CAUSES OF ACTION AND ANY OTHER RIGHTS AGAINST ANY LENDER AND ITS OR THEIR RESPECTIVE PREDECESSORS, LEGAL REPRESENTATIVES, PAST AND PRESENT PARENT COMPANIES, SUBSIDIARIES, AGENTS, EMPLOYEES, SERVANTS, INSURERS, ATTORNEYS, OFFICERS, DIRECTORS, STOCKHOLDERS, AFFILIATES, AFFILIATE COUNTERPARTIES, SUCCESSORS IN INTEREST, AND ASSIGNS (COLLECTIVELY, “INDEMNIFIED PARTY”) OF AND FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, LOSSES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER INCLUDING ATTORNEYS’ FEES, ARISING UNDER OR RELATING TO ANY DUTIES OF AN AGENT UNDER 20 PA. C.S.A. §5601.3 OR OTHERWISE; PROVIDED THAT NO BORROWER SHALL BE LIABLE FOR ANY PORTION OF SUCH CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND DISBURSEMENTS RESULTING FROM ANY INDEMNIFIED PARTY’S GROSS (NOT MERE) NEGLIGENCE OR WILLFUL MISCONDUCT (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE JUDGMENT).

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower as of the day and year first above written.

BORROWER: IREIT PITTSBURGH SETTLERS RIDGE, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Mary J. Pechous
Name: Mary J. Pechous
Title: Assistant Secretary

The mailing address of the within-named Lender is:

Metropolitan Life Insurance Company
10 Park Avenue, 3rd Floor
PO Box 1902
Morristown, New Jersey 07962

METROPOLITAN LIFE INSURANCE COMPANY,

a New York corporation

By:	/s/ Michael Hofheinz
Name: Michael Hofheinz Title: Director

ACKNOWLEDGMENT

STATE OF ILLINOIS          )

: ss.:

COUNTY OF DUPAGE      )

On this, the 23rd day of November 2015, before me, the subscriber, a Notary Public in and for the State and county aforesaid, personally appeared Mary J. Pechous, who acknowledged himself/herself to be Assistant Secretary of Inland Real Estate Income Trust, Inc., a Maryland corporation, the sole general partner of IREIT Pittsburgh Settlers Ridge, L.L.C., a Delaware limited liability company, who I am satisfied is the person who signed the within Security Instrument and who acknowledged that he/she executed same as such Assistant Secretary on behalf of the limited partnership, being authorized to do so, and that the within Security Instrument is the voluntary act and deed of such limited partnership.

WITNESS my hand and seal the day and year aforesaid.

/s/ Vivian L. Brown
Notary Public

My Commission Expires:

       4-1-2018

EXHIBIT A

LEGAL DESCRIPTION

First Described:

All those certain lots or pieces of ground situate in the Township of Robinson, County of Allegheny and Commonwealth of Pennsylvania, being Parcels B and D in the Robinson Park Associates Consolidation Plan, as recorded in the Department of Real Estate of Allegheny County, Pennsylvania, in Plan Book Volume 257, page 66; also Parcel 1 in the Settlers Ridge Subdivision Plan No. 1, as recorded in the Department of Real Estate of Allegheny County, Pennsylvania, in Plan Book Volume 263, page 78; and also Lots 2, 3, 5, 6, 7 and 8 on the Settlers Ridge Subdivision Plan No. 2, as recorded in the Department of Real Estate of Allegheny County, Pennsylvania, in Plan Book Volume 264, page 112.

Being designated as the following tax parcels:

Parcel B Block 334-H, Lot 190

Parcel D Block 265-J, Lot 10

Parcel 1 Block 334-H, Lot 100

Lot 2 Block 265-E, Lot 50

Lot 3 Block 265-K, Lot 60

Lot 5 Block 265-E, Lot 100

Lot 6 Block 265-E, Lot 125

Lot 7 Block 334-H, Lot 60

Lot 8 Block 334-H, Lot 80

First Described being part of the same property which was conveyed by Robinson Park Associates to Settlers Ridge, L.P. by deed dated August 15, 2007 and recorded in Deed Book Volume 13350, page 140. Settlers Ridge, L.P. became an acquired company as evidenced by Declaration of Acquisition dated October 1, 2015 and recorded on October 16, 2015 in Deed Book Volume 16163, page 53; and by Declaration of Acquisition dated October 1, 2015 and recorded on October 16, 2015 in Deed Book Volume 16163, page 53.

The name of Settlers Ridge, L.P. was changed to IREIT Pittsburgh Settlers Ridge, L.L.C., a Delaware limited liability company, by Certificate of Conversion filed with the Office of the Secretary of State of Delaware on October 1, 2015 and Statement of Conversion filed with the Office of the Secretary of State of the Commonwealth of Pennsylvania on October 5, 2015, both as evidenced by Affidavit of Name Change dated November 3, 2015 and recorded on November 6, 2015 in Deed Book Volume 16188, page 471. As a result of the foregoing, title is vested in IREIT Pittsburgh Settlers Ridge, L.L.C., a Delaware limited liability company.

Second Described:

All those certain lots or pieces of ground situate in the Township of Robinson, County of Allegheny and Commonwealth of Pennsylvania, being Lot 1 and Lot 4 on the Settlers Ridge Subdivision Plan No. 2, as

recorded in the Department of Real Estate of Allegheny County, Pennsylvania, in Plan Book Volume 264, page 112.

Being designated as the following tax parcels:

Lot 1 Block 265-E, Lot 1

Lot 4 Block 265-J, Lot 25

Second Described being the same property that was conveyed by Settlers Ridge, L.P. to Settlers Ridge Management, L.P. by deed dated December 10, 2010 and recorded in Deed Book Volume 14454, page 366. Settlers Ridge Management, L.P. became an acquired company as evidenced by Declaration of Acquisition dated October 1, 2015 and recorded on October 16, 2015 in Deed Book Volume 16163, page 55.

The name of Settlers Ridge Management, L.P. was changed to IREIT Pittsburgh Settlers Ridge II, L.L.C., a Delaware limited liability company, by Certificate of Conversion filed with the Office of the Secretary of State of Delaware on October 1, 2015 and Statement of Conversion filed with the Office of the Secretary of State of the Commonwealth of Pennsylvania on October 5, 2015; IREIT Pittsburgh Settlers Ridge II, L.L.C., a Delaware limited liability company, merged with and into the surviving entity, IREIT Pittsburgh Settlers Ridge, L.L.C., a Delaware limited liability company, by Certificate of Merger filed with the Office of the Secretary of State of Delaware on October 1, 2015 and Transfer to Foreign Registration filed with the Office of the Secretary of State of the Commonwealth of Pennsylvania on October 5, 2015, all as evidenced by Affidavit of Name Change dated November 3, 2015 and recorded on November 6, 2015 in Deed Book Volume 16188, page 473. As a result of the foregoing, title is vested in IREIT Pittsburgh Settlers Ridge, L.L.C., a Delaware limited liability company.

Third Described:

Together with those non-exclusive easements benefitting the Land insured as First Described and Second Described created by that certain Reciprocal Easement, Covenant and Restriction Agreement between Settlers Ridge L.P. and Settlers Ridge Management L.P., dated December 10, 2010 and recorded in Deed Book Volume 14454, page 389; as amended by First Amendment to Reciprocal Easement, Covenant and Restriction Agreement between Settlers Ridge L.P. and Settlers Ridge Management L.P., dated June 11, 2012 and recorded in Deed Book Volume 14943, page 228.

Fourth Described:

Together with the easement rights benefitting the Land insured as Second Described created by that certain Easement Agreement between Chief Commercial Construction, L.P. and Settlers Ridge, L.P., dated May 9, 2007 and recorded in Deed Book Volume 13560, page 334; as assigned by Assignment and Assumption of Agreements from Settlers Ridge, L.P. to Settlers Ridge Management, L.P., dated December 15, 2010, effective as of December 17, 2010 and recorded in Deed Book Volume 14473, page 513.